Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) the Registration Statements (Form S-8 No. 333-124361, Form S-8 No. 333-60518, Form S-8 No. 333-34352, Form S-8 No. 333-93271, Form S-8 No. 333-68993, Form S-8 No.333-109026, Form S-8 No. 333-109024, and Form S-8 No. 333-135017) pertaining to the Employee Stock Option Plans of American Capital Strategies, Ltd., (ii) the Registration Statement (Form S-8 No. 333-135019) pertaining to the 2006 Stock Option Plan of American Capital Strategies, Ltd., (iii) the Registration Statement (Form S-8 No. 333-139965) pertaining to the Amended and Restated American Capital Incentive Bonus Plan, and (iv) the Registration Statement (Form S-3 No. 333-123340) and the related Prospectus pertaining to the Third Amended and Restated Dividend Reinvestment Plan of American Capital Strategies, Ltd. of our reports dated February 28, 2008, with respect to the consolidated financial statements, financial highlights and the schedule 12-14 of American Capital Strategies, Ltd. and the effectiveness of internal control over financial reporting of American Capital Strategies, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

McLean, Virginia

February 28, 2008